                                                                Exhibit D-4

                           Before The
                  State Corporation Commission
                           of Virginia


COMMONWEALTH OF VIRGINIA, ex rel.

STATE CORPORATION COMMISSION

In Re:    Application by The Potomac Edison Company,
          dba Allegheny Power For Authority To Issue        Case No. _________
          Not More Than $200,000,000 Of Debt Securities


          APPLICATION FOR AUTHORITY TO ISSUE SECURITIES



     The Potomac Edison Company, dba Allegheny Power

("Applicant"), a Maryland and Virginia corporation, respectfully shows:



1.   Applicant is a public service company and the primary

     supplier of electricity to portions of the Commonwealth of

     Virginia and the states of Maryland and West Virginia.

2.   Prior to December 31, 2002, if market conditions warrant,

     Applicant proposes to issue and sell up to $200 million

     aggregate principal amount of first mortgage bonds (the New

     Bonds), secured or unsecured medium term notes (the Notes),

     unsecured debentures (the Debentures), pollution control or solid waste disposal revenue notes (the Revenue Notes), or other debt securities, or any combination thereof, in one or more series (collectively the Debt Securities). The total

     amount of the Debt Securities to be issued will not exceed

     $200 million (or its equivalent, based upon the exchange

     rate on the applicable trade date in such foreign or

     composite currencies as Applicant shall designate at the

     time of issuance).

3.   It is difficult to determine, under present debt market

     conditions, whether it would be more advantageous for

     Applicant to sell first mortgage bonds, secured or unsecured medium term notes, unsecured debentures, pollution control or solid waste disposal revenue notes, or other debt

     securities. Applicant desires to have available sufficient flexibility to adjust its financing program to developments in the market for debt
 securities when and as they occur, in order to obtain the best possible price or prices and interest rate or rates for the Debt Securities.

4.   The annual interest rate to be borne by each series of Debt

     Securities, the price to be paid to Applicant (which shall not be less than 98% and shall not exceed 101.75% of principal amount),

     and the compensation to be paid to the underwriters, will be determined at the time of issuance.  Applicant will sell the Debt

     Securities from time to time through underwriters, dealers or agents and/or directly to other purchasers in either negotiated or competitively bid transactions.  The applicable Prospectus

     Supplement or Pricing Supplement will set forth the purchase price of the Debt Securities offered and the proceeds to

     Applicant from such sale, any underwriting, discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular securities.  The Debt Securities may also be offered and sold by Applicant directly or through agents designated by

     Applicant from time to time.  Any agent involved in the offer or sale of securities in respect of which a Prospectus Supplement or

     Pricing Supplement is delivered will be named in, and any

     commissions payable by Applicant to such agent will be set forth in, the applicable Prospectus Supplement.

5.   The interest rate and the price to be paid to Applicant may be fixed or floating and will be determined at the time of issuance. Applicant will not, without further order of the

     Commission, proceed to issue and sell Debt Securities with interest rates greater than the following:

     a)   for the New Bonds and the Notes with a maturity of ten

          years of less, not to exceed 125 basis points above the

          yield to maturity on United States Treasury Notes of

          comparable maturity at the time of pricing;

     b)   for the New Bonds and Notes with a maturity of more

          than ten years, not in excess of 200 basis points above

          the yield to maturity on United States Treasury Bonds

          of comparable maturity at the time of pricing;

     c)   for the Debentures with a maturity of ten years or

          less, not to exceed 175 basis points above the yield to

          maturity on United States Treasury Notes of comparable

          maturity at the time of pricing;

     d)   for the Debentures with a maturity of more than ten years,

          not in excess of 225 basis points above the yield to maturity on

          United States Treasury Bonds of comparable maturity at the time of pricing; and

     e)   for the Revenue Notes, no greater than the interest rates on the pollution control or solid waste disposal revenue notes they replace.

6.   The Debt Securities will be issued in one or more series,

     with maturity and call provisions, if any, to be determined at the time of issuance.

7.   If the Debt Securities are first mortgage bonds or secured medium term notes, they will be issued under and secured,

     together with the Applicant's presently outstanding First

     Mortgage Bonds, and any bonds of other series hereafter

     authorized and issued, by the Indenture dated as of October

     1, 1944 between Applicant and The Chase Manhattan Bank, as

     Trustee, and Thomas J. Foley, as Individual Trustee, as

     heretofore supplemented and amended, and under an indenture supplemental thereto. If the Debt Securities are unsecured medium term notes or debentures, they will be issued subject to an indenture between Applicant and The Bank of New York,

     as Trustee, dated as of May 31, 1995.

8.   Applicant will use the net proceeds of the Debt Securities:

     1) to have available funds to compete effectively in a new restructured electric utility market; 2) for possible tender offers and early redemption for certain bonds and preferred stock; 3) for replacement of certain bonds at maturity; 4)

     for general corporate purposes, including the retirement of short-term debt and payment of ongoing construction expenditures; 5) to raise new funds for general corporate

     addition of assets; or 6) for any combination of the above.

9.   Applicant may use all or a portion of the net proceeds from the Debt Securities to prepare for competition in the new

     era of electric utility restructuring. Broad-based

     competition appears to be inevitable for electric utilities and the future will be determined by the marketplace. As

     Applicant prepares for competition, it needs to be in a

     position to act quickly to raise funds. While unsure of the particular application of these funds since legislation has not been enacted in our states, developments such as

     corporate restructuring, Regional Power Exchange (RPX)

     funding and regional transmission pacts are possible uses.

10.  In view of current and prospective market conditions for interest rates, Applicant believes that the optional

     redemption of securities may be advantageous by reducing the cost of its outstanding series of debt and equity.

          Applicant may use all or a part of the proceeds

     realized from the issuance and sale of the Debt Securities either to make a tender offer for or to effect the optional redemption prior to maturity, if market conditions warrant,

     of any one or more of its currently outstanding First

     Mortgage Bonds, Pollution Control or Solid Waste Disposal

     Bonds, Quarterly Income Debt Securities, and Preferred Stock

     series, not to exceed $200 million in the aggregate.

     However, Applicant represents that it will not redeem or

     tender for its outstanding securities unless the estimated present value savings derived from the difference between

     interest payments on a new issue of Debt Securities and

     those securities refunded is on an after-tax basis greater than the estimated present value of all redemption,

     tendering and issuing costs, assuming an appropriate

     discount rate. Such discount rate will be based on meeting

     Applicant's long-term capital structure goals, with

     appropriate adjustments for income taxes.

          A statement of Applicant's currently outstanding

     indebtedness is included as a part of its statement of

     financial condition included herein as Exhibit A.

11.  All or a portion of the net proceeds from the issuance of the Debt Securities may be used to provide Applicant with

     funds to pay at maturity the following series of bonds:

                       Principal       Current    Next Change
 Series   Maturity      Amount        Optional         In
                      Outstanding    Redemption    Redemption
                                        Price        Price
 5-7/8%     2000      $75,000,000        NC           N/A


12.  All or a portion of the net proceeds to be realized by the sale of the Debt Securities may be used for general

     corporate purposes, to pay off short-term debt and ongoing construction expenditures or to raise new funds for

     construction expenditures.

13.  A statement of the financial condition of Applicant as of

     June 30,  1997 is included as Exhibit A.

     Applicant requests that all requisite authorization under

the laws of Virginia be given for this proposed financing.

                              The Potomac Edison Company


                              /s/ Michael P. Morrell
                                  Michael P. Morrell
                                   Vice President
ATTEST:


/s Eileen M. Beck
   Eileen M. Beck
Corporate Secretary


/s/ Philip J. Bray
     Philip J. Bray, Esq.
The Allegheny Power Building
10435 Downsville Pike
Hagerstown, Maryland 21740-1766
(301) 790-6283

Counsel for Applicant

October 6, 1997

                                                                 EXHIBIT A,
                                                                 page 1 of 2
                   THE POTOMAC EDISON COMPANY

                STATEMENT OF FINANCIAL CONDITION

                         June 30, 1997

(a) Amount and classes of stock authorized:

    (1) 23,000,000 shares Common Stock - no par value
    (2)  5,378,611 shares Cumulative Preferred Stock - par value
$100.

(b) Amount and classes of stock issued and outstanding as of June 30, 1997:

    (1) 22,385,000 shares Common Stock
           163,784 shares Cumulative Preferred Stock, as follows:

             3.60% Series   -  63,784 shares
            $5.88  Series C - 100,000 shares.

(c) Terms of preference of all preferred stock:

    All shares of equal rank.

(d) Brief description of each mortgage upon any property of the corporation, giving date of execution, name of trustee, amount of indebtedness authorized to be secured thereby, amount of indebtedness actually secured and brief description of the mortgaged property or collateral:

           See Indenture dated October 1, 1944, as supplemented, between The Potomac Edison Company and Chemical Bank, as Trustee, and Thomas J. Foley, as Individual Trustee as heretofore filed with this Commission from time to time in Case No. 8265 and cases referred to therein.

(e) Number and amount of bonds authorized and issued under each mortgage; describing each class separately, giving date of issue, par value, rate of interest, date of maturity and how secured:

    Potomac has bonds issued and outstanding under the above-mentioned Indenture consisting of series, all of which are First Mortgage Bonds, as follows:
                                                      Amount
    Issued       Par Value            Series        Outstanding

     1991          $1,000        8-7/8% Due 2021    $ 50,000,000
     1991           1,000        8%     Due 2006      50,000,000
     1992           1,000        8%     Due 2022      55,000,000
     1993           1,000        7-3/4% Due 2023      45,000,000
     1993           1,000        5-7/8% Due 2000      75,000,000
     1994           1,000        8%     Due 2024      75,000,000
     1995           1,000        7-3/4% Due 2025      65,000,000
     1995           1,000        7-5/8% Due 2025      80,000,000


                                                    $495,000,000

                                                                 EXHIBIT A,
                                                                 page 2 of 2


(f) Other indebtedness of all kinds, giving same by classes and describing security, if any:

        (1)  $4,000,000 long-term unsecured pollution control notes
        (2)  $91,700,000 long-term secured pollution control notes
        (3)  $45,456,500 quarterly income debt securities.


(g) Amount of interest paid during previous fiscal year upon each species of indebtedness and rate thereof and, if different rates were paid, amount paid at each rate:

    (1)  $38,397,500 interest with respect to bonds
    (2)  $324,450 on long-term unsecured pollution control notes
         (3)$5,798,188 on long-term secured pollution control notes and solid waste disposal notes
    (4)  $3,636,520 interest on quarterly income debt securities
    (5)  See attached Schedule A for interest on short-term debt.

(h) Amount of dividends paid upon each class of stock during previous fiscal year and rate thereof:

                                         1996
               Class of Stock           Amount

            Cumulative Preferred:

            3.60% Series            $   229,623
            $5.88 Series C              588,000

            Common Stock             66,483,450

(i) A statement of income for the twelve months ended June 30, 1997 and balance sheet as of June 30, 1997 are attached as Schedules B and C, respectively.

                                                       Schedule A


REPORT:RAOI              ALLEGHENY POWER SYSTEM, INC.         DATE:  09/29/97
                     AVERAGE PRINCIPAL AND RATE ANALYSIS      PAGE:         1
                             01/01/96  -  01/01/97

   PORTFOLIOS: pe
   SECURITIES: cp

                                         AVERAGE       # DAYS       AVG ANNUAL      INTEREST        AVERAGE
   TYPE   DATE          AMOUNT           PER DAY     OUTSTANDING    PRINCIPAL     FOR PERIOD    INTEREST RATE

   The Potomac Edison Company

    CP  12/29/95      $21,650,000.00     $60,138.89        1        $ 60,138.89     $3,668.47      6.1000
    CP  01/02/96      $23,200,000.00     $64,444.44        1        $ 64,444.44     $3,750.67      5.8200
    CP  01/03/96      $20,850,000.00     $57,916.67        1        $ 57,916.67     $3,561.88      6.1500
    CP  01/04/96      $20,950,000.00     $58,194.44        1        $ 58,194.44     $3,404.38      5.8500
    CP  01/09/96      $13,650,000.00     $37,916.67        1        $ 37,916.67     $2,161.25      5.7000
    CP  01/09/96      $ 5,000,000.00     $13,888.89        7        $ 97,222.22     $5,493.06      5.6500
    CP  01/10/96      $13,650,000.00     $37,916.67        1        $ 37,916.67     $2,104.38      5.5500
    CP  01/11/96      $11,800,000.00     $32,777.78        1        $ 32,777.78     $1,819.17      5.5500
    CP  01/16/96      $ 7,000,000.00     $19,444.44        7        $136,111.11     $7,622.22      5.6000
    CP  01/18/96      $14,000,000.00     $38,888.89        1        $ 38,888.89     $2,187.50      5.6250
    CP  01/19/96      $11,900,000.00     $33,055.56        3        $ 99,166.67     $5,503.75      5.5500
    CP  01/23/96      $17,850,000.00     $49,583.33        1        $ 49,583.33     $2,761.79      5.5700
    CP  01/24/96      $ 6,200,000.00     $17,222.22        8        $137,777.78     $7,619.11      5.5300
    CP  01/26/96      $ 7,250,000.00     $20,138.89        3        $ 60,416.67     $3,413.54      5.6500
    CP  02/01/96      $14,550,000.00     $40,416.67        1        $ 40,416.67     $2,182.50      5.4000
    CP  02/02/96      $ 4,050,000.00     $11,250.00        3        $ 33,750.00     $1,797.19      5.3250
    CP  02/06/96      $10,650,000.00     $29,583.33        1        $ 29,583.33     $1,576.79      5.3300
    CP  02/12/96      $   900,000.00     $ 2,500.00        1        $  2,500.00     $  135.00      5.4000
    CP  02/12/96      $   450,000.00     $ 1,250.00        1        $  1,250.00     $   67.50      5.4000
    CP  02/15/96      $ 3,100,000.00     $ 8,611.11        1        $  8,611.11     $  473.61      5.5000
    CP  02/16/96      $ 2,200,000.00     $ 6,111.11        4        $ 24,444.44     $1,276.00      5.2200
    CP  05/06/96      $   450,000.00     $ 1,250.00        1        $  1,250.00     $   67.25      5.3800
    CP  12/17/96      $ 1,500,000.00     $ 4,166.67        1        $  4,166.67     $  277.92      5.4701
    CP  12/31/96      $ 7,500,000.00     $20,833.33        2        $ 41,666.67     $2,916.67      7.0000


    TOTAL                                                         $1,156,111.12   $ 65,791.60      5.6908

                                                                ===============  ============     =======

    GRAND TOTAL                                                   $1,156,111.12   $ 65,791.60      5.6908

                                                                ===============  ============     =======


                                                                  Schedule A
 REPORT:RAOI              ALLEGHENY POWER SYSTEM, INC.       DATE:  09/29/97
                      AVERAGE PRINCIPAL AND RATE ANALYSIS    PAGE:         3
                             01/01/96  -  01/01/97

   PORTFOLIOS: pe
   SECURITIES: bl

                                         AVERAGE       # DAYS          AVG ANNUAL      INTEREST        AVERAGE
   TYPE   DATE          AMOUNT           PER DAY     OUTSTANDING        PRINCIPAL     FOR PERIOD    INTEREST RATE

The Potomac Edison Company

    BL  01/05/96     $13,500,000.00      $37,500.00        3        $112,500.00     $6,356.25      5.6500
    BL  01/05/96     $ 6,500,000.00      $18,055.56        3        $ 54,166.67     $3,033.33      5.6000
    BL  01/08/96     $ 6,500,000.00      $18,055.56        1        $ 18,055.56     $1,056.25      5.8500
    BL  01/08/96     $13,500,000.00      $37,500.00        1        $ 37,500.00     $2,175.00      5.8000
    BL  01/12/96     $ 9,100,000.00      $25,277.78        4        $101,111.11     $5,662.22      5.6000
    BL  01/16/96     $19,700,000.00      $54,722.22        1        $ 54,722.22     $1,146.53      5.7500
    BL  01/17/96     $14,500,000.00      $40,277.78        1        $ 40,277.78     $2,456.94      6.1000
    BL  01/22/96     $12,300,000.00      $34,166.67        1        $ 34,166.67     $1,906.50      5.5800
    BL  01/24/96     $10,000,000.00      $27,777.78        1        $ 27,777.78     $1,536.11      5.5300
    BL  01/25/96     $ 8,250,000.00      $22,916.67        1        $ 22,916.67     $1,283.33      5.6000
    BL  01/29/96     $ 5,000,000.00      $13,888.89        1        $ 13,888.89     $  791.67      5.7000
    BL  01/29/96     $ 7,650,000.00      $21,250.00        1        $ 21,250.00     $1,215.50      5.7200
    BL  01/30/96     $10,400,000.00      $28,888.89        1        $ 28,888.89     $1,652.44      5.7200
    BL  01/31/96     $ 3,750,000.00      $10,416.67        1        $ 10,416.67     $  627.08      6.0200
    BL  02/02/96     $ 9,400,000.00      $26,111.11        3        $ 78,333.33     $4,190.83      5,3500
    BL  02/05/96     $13,850,000.00      $38,472.22        1        $ 38,472.22     $2,058.26      5.3500
    BL  02/07/96     $ 7,500,000.00      $20,833.33        1        $ 20,833.33     $1,104.17      5.3000
    BL  02/08/96     $ 6,450,000.00      $17,916.67        1        $ 17,916.67     $  946.00      5.2800
    BL  02/09/96     $ 3,500,000.00      $ 9,722.22        3        $ 29,166.67     $1,545.83      5.3000
    BL  02/20/96     $ 2,100,000.00      $ 5,833.33        1        $  5,833.33     $  306.25      5.2500
    BL  05/01/96     $ 4,050,000.00      $11,250.00        1        $ 11,250.00     $  608.63      5.4100
    BL  05/02/96     $ 2,000,000.00      $ 5,555.56        1        $  5,555.56     $  303.89      5.4700
    BL  05/03/96     $ 1,450,000.00      $ 4,027.78        3        $ 12,083.33     $  640.42      5.3000
    BL  12/16/96     $ 3,250,000.00      $ 9,027.78        1        $  9,027.78     $  516.39      5.7200

    TOTAL                                                        $  806,111.13     $45,119.82      5.5972
                                                                 =============     ==========      ======

    GRAND TOTAL                                                  $  806,111.13     $45,119.82      5.5972

                                                               ===============   ============     =======

                                                                 Schedule B


                       The Potomac Edison Company
                           Statement of Income
                 For Period Ended June 30, 1997  ($000)


Description                                                  12 Months
       Electric Operating Revenues:
         Residential                                           305,653
         Commercial                                            145,636
         Industrial                                            197,554
         Wholesale and other, excluding affiliates              30,586
         Bulk power transactions, net                           22,028
         Affiliated companies                                    5,479
           Total Operating Revenues                            706,936

       Operating Expenses:
         Power Cost:
           Fuel                                                135,421
           Purchased power & exchanges                         139,584
           Deferred power costs, net                            (2,634)
           Other                                                56,841
         Transmission & distribution                            36,929
         Customers accounting & services                        18,912
         Administrative & general                               50,295
           Total Operation & Maintenance                       435,348
         Depreciation                                           72,594
         Taxes other than income                                47,727
         Federal & state income taxes                           35,120
           Total Operating Expenses                            590,789
           Operating Income                                    116,147

       Other Income and Deductions:
         AOFDC                                                   1,622
         Other income, net                                      11,865
           Total Other Income & Deductions                      13,487
           Income Bef Interest Charges                         129,634

       Interest Charges:
         Interest on first mortgage bonds                       37,872
         Interest on other long-term obligations                 9,772
         Other Interest                                          2,242
         ABFDC                                                  (1,292)
           Total Interest Charges                               48,594

       Net Income                                               81,040

                                                                   Schedule C
                        The Potomac Edison Company
                          Balance Sheet ($000's)

                                                                  June 30,

                                                                    1997
ASSETS:
  Property, Plant, and Equipment:
     At original cost, including $49,771,000
       and $60,082,000 under construction                       $ 2,150,580
     Accumulated depreciation                                      (828,079)

                                                                  1,322,501
  Investments:
    Allegheny Generating Company - common stock at equity            55,384
    Other                                                               588

                                                                     55,972
  Current Assets:
    Cash                                                                137
    Accounts receivable:
      Electric service, net of $1,114,000 and $1,580,000
       uncollectible allowance                                       84,989
    Affiliated and other                                              7,081
    Notes receivable from affiliates                                 34,650
  Materials and supplies - at average cost:
    Operating and construction                                       23,719
    Fuel                                                             20,336
  Prepaid taxes                                                      14,465
  Other                                                               7,224

                                                                    192,601
Deferred Charges:
  Regulatory assets                                                  88,606
  Unamortized loss on reacquired debt                                17,552
  Other                                                              10,031

                                                                    116,189

       Total Assets                                            $  1,687,263

CAPITALIZATION AND LIABILITIES:
  Capitalization:
    Common stock                                                $   447,700
    Other paid-in capital                                             2,690
    Retained earnings                                               263,119

                                                                    713,509
    Preferred stock                                                  16,378
    Long-term debt and QUIDS                                        627,821

                                                                  1,357,708
  Current Liabilities:
    Short-term debt                                                   -
    Long-term debt due within one year                                  800
    Accounts payable                                                 22,008
    Accounts payable to affiliates                                   15,914
    Taxes accrued:
      Federal and state income                                        -
      Other                                                          16,641
    Interest accrued                                                  9,433
    Customer deposits                                                 5,058
    Restructuring liability                                           7,959
    Other                                                             8,630

                                                                     86,443
  Deferred Credits and Other Liabilities:
    Unamortized investment credit                                    22,546
    Deferred income taxes                                           180,886
    Regulatory liabilities                                           13,190
    Other                                                            26,490

                                                                    243,112

       Total Capitalization and Liabilities                    $  1,687,263

                   THE POTOMAC EDISON COMPANY

                       dba ALLEGHENY POWER

               Application for Authority to Issue

              Up to $200 Million of Debt Securities


                        Financing Summary



Item 1:  Description of Issue and Proposed Uses:

A)   Type  of  Security  - Up to $200 million of  First  Mortgage

     Bonds  (the  New  Bonds), secured or unsecured  medium  term

     notes   (the   Notes),   or  unsecured   indebtedness   (the

     Debentures),  pollution  control  or  solid  waste  disposal revenue notes (the Revenue Notes), or other debt securities,

     or   any   combination  thereof,  in  one  or  more   series

     (collectively the Debt Securities).

B)   Type of Offering - There may be a public offering or private placement  of the securities depending on market  conditions and investor interest at the time of issuance.

C)   Proposed amount - up to $200 million.

D)   Proposed date(s) of issue - prior to December 31, 2002.

E)   Specific  use  of  proceeds  with  estimated  amounts   -The

     securities  will be sold to raise funds to be used  for  the following:

     1.   to  permit Applicant to compete effectively  in  a  new

          restructured utility market;

     2.   for  possible  early  redemption or  tender  offer  for

          certain bonds or preferred stock;

     3.   for replacement of certain bonds at maturity;

     4.   for   general   corporate   purposes,   including   the

          retirement  of any short-term debt and payment  of  on-

          going construction expenditures;

     5.   to  raise new funds for general corporate addition  of

          assets; and

     6.   for any combination of the above.

Item 2:  Terms of Issue

Debt and/or Preferred Stock Financings

A)    Estimated interest or dividend rates may be either fixed or floating and

     1.   For  the  New  Bonds and Notes with a maturity  of  ten

          years or less, not to exceed 125 basis points above the

          yield  to  maturity on United States Treasury Notes  of

          comparable maturity at the time of pricing;

     2.   For  the  New Bonds and Notes with a maturity  of  more

          than  ten  years, not to exceed 200 basis points  above

          the  yield to maturity of United States Treasury  Notes

          of comparable maturity at the time of pricing;

     3.   For  the  Debentures with a maturity of  ten  years  or

          less, not to exceed 175 basis points above the yield to

          maturity  of United States Treasury Bonds of comparable

          maturity at the time of pricing;

     4.   For the Debentures with a maturity of more than ten years,

          not to exceed of 225 basis points above the yield to maturity of

          United States Treasury Bonds of comparable maturity at the time of pricing; and .

     5.   For the Revenue Notes, no greater than the interest rates on the pollution control or solid waste disposal revenue notes they replace.

B)   Terms  of  any  rate adjustment - Any rate adjustments  will

     depend   upon  the  type  of  security  issued  and   market

     conditions at the time of issuance.

C)   Timing of Payments, e.g. Monthly, Quarterly, Annually -  The

     timing  of  interest payments will depend upon the  type  of security  issued  and  market  conditions  at  the  time  of issuance.

D)    Proposed Maturity - The length of maturity will depend upon the type of security issued and market conditions at the time of issuance.

E) Current Security Rating of Each Rating Agency - Applicant's debt is rated by the various rating agencies as follows:

                      First Mortgage Bonds
          Moody's        Standard and Poor's          Fitch
           A1                   A+                     AA-

                         Unsecured Debt
          Moody's       Standard & Poor's             Fitch
           A2                   A                       A+

F)   Underwriter(s) - Underwriters, if any, will be determined at the time of issuance.

G)   Estimate  of all costs related to the issuance -  The  costs related to the issuance of the Debt Securities are estimated as follows:

     Independent Accountants                           $  48,000
     Legal Fees                                        $100,000
     Printing Expenses                                 $  90,000
     Trustees'  Fees  and  Expenses                             $
17,500
     Blue Sky Fees                                     $    1,000
     SEC  Registration  Fee                                     $
40,492
     Bond Rating Fee                                   $  15,000
     Recordation      Fees,      Taxes     and      Miscellaneous
$    9,000
          Total                                        $320,992

H)   Number  of  shares  currently authorized and  issued  -  The number of shares of securities currently authorized and issued is shown in Applicant's Statement of Financial Condition attached to the application as Exhibit A.

           Number  of  shares to be issued and par  value  -  The

     application  in this matter is to issue Debt Securities  and therefore  there  is no number of shares or  par  value  per share associated with this financing.

            Call  provisions  -  The  call  provisions,  if  any,

     associated  with the Debt Securities will be  determined  at the time of issuance.

           Sinking  fund provisions - Sinking fund of provisions,

     if   any,  associated  with  the  Debt  Securities  will  be

     determined at the time of issuance.

           Conversion privileges - The conversion privileges,  if

     any,  associated with the Debt Securities will be determined at the time of issuance.

          Assets  pledged - First Mortgage Bonds will  be  issued

     subject  to  the  lien  of Applicant's  Indenture  dated  as

     October  1,  1944 between Applicant and The Chase  Manhattan

     Bank, as Trustee and Thomas J. Foley, as Individual Trustee.

     The  Notes  will  be issued subject to an Indenture  between

     Applicant and The Bank of New York, as Trustee, dated as  of

     May 15, 1995.

           Restrictive covenants - Restrictive covenants, if any,

     will be determined at the time of issuance.

I)   Parent/subsidiary intercompany financing arrangement -  This

     is   not   a   parent/subsidiary   inter-company   financing

     arrangement.



Item  3:   Brief  Discussion of Reasonableness of Issue/Financing

Strategy



A)   How  does  the  proposed  issue fit in  with  the  company's financing  plan  - The proposed issuance of Debt  Securities

     was   described  in  Applicant's  amendment  to  its  Annual

     Financing  Plan filed with the Commission on  September  12,

     1997.  The  effect  of  the issuance on Applicant's  capital structure is shown on attached Exhibit No. 1.

B)   Expected  interest  rates  -  Applicant  expects  that   the

     interest rates to be paid on the Debt Securities will approximate the  yield  to maturity on United States Treasury  Notes  of comparable  maturity plus a spread at the time  of  pricing.

     Applicant has placed limits on the interest rates to be paid on the Debt Securities as described in its application.

C)   Equity comparisons - Not applicable.

D)   Leasing considerations - Not applicable.

E)   Refunding   possibilities  -  A  purpose  of  the   proposed

     financing  may  be to refund current long term  obligations.

     Possible obligations to be refunded include all preferred stock,

     bonds and debt securities described below:

FIRST MORTGAGE BONDS:

   Series          Issued               Due       Amt.  Outstanding     Call

   5-7/8%           1993                2000      $75,000,000           N/C
   8%               1991                2000      $50,000,000         103.97
   8-7/8%           1991                2021      $50,000,000           N/C
   8%               1992                2022      $55,000,000           N/C
   7-3/4%           1993                2023      $45,000,000           N/C
   8%               1994                2024      $75,000,000           N/C
   7-5/8%           1995                2025      $80,000,000           N/C
   7-3/4%           1995                2025      $65,000,000           N/C


TAX EXEMPT BONDS:

 Series                              Due         Amt.   Outstanding     Call

 Greene Co. PA  6.30%                2002         $ 4,000,000            100
 Pleasants Co. WV 6.30%, Series  A   2007         $30,000,000            100
 Pleasants Co. WV 6.15%, Series  C   2015         $21,000,000            N/C
 Harrison Co. WV 6-7/8%, Series  A   2022         $ 6,550,000            N/C
 Harrison Co. WV 6-1/4%, Series  B   2023         $13,990,000            N/C
 Harrison Co. WV 6-3/4%  Series  C   2024         $11,560,000            N/C
 Monongalia Co. WV 5.95%,Series  B   2013         $ 8,600,000            N/C

CUMULATIVE PREFERRED STOCK:

 Series            Issued    Amt. Outstanding    Shares Outstanding    Call

 3.60%              1946     $ 6,378,400          63,784              $103.75
 $5.88, Series C    1967     $10,000,000         100,000              $102.85

QUARTERLY INCOME DEBT SECURITIES (QUIDS):

 Series                Due         Amt.  Outstanding         Call

   8%                  2025        $45,456,500                N/C

          Applicant will not redeem or tender for any outstanding

     securities  unless  the  estimated  present  value   savings

     derived from the difference between the interest payments on the new Debt Securities and those securities refunded is  on an  after-tax basis greater than the estimated present value of  all redemption, tendering and issuing costs assuming  an appropriate discount rate. Such discount rate will be  based on  meeting  Applicant's long term capital  structure  goals with appropriate adjustments for income taxes.

           To  the  extent the net proceeds of the new securities

     are  used  to refund obligations, Applicant will provide  to

     Staff  a cost/benefit analysis indicting a break even refund rate  fifteen  days  prior to the time such  securities  are refunded.

F)   Amendments - Not applicable.



Item 4:  Impact on Company



A)    Change  in capital structure due to issue - The  change  in

      Applicant's  capital  structure  due  to  issuance  of  the  Debt

      Securities is shown on attached Exhibit No. 1.

B)    Change  in  interest coverage due to issue -  The  proposed financing will not result in a negative change to the Applicant's interest  covering ratio of 0.25 times or more. For this  reason,

      this section does not apply.

                                                                    EXHIBIT
                                                                     No. 1

                         THE POTOMAC EDISON COMPANY

                             1997 DEBT FINANCING
                        EFFECT ON  CAPITAL STRUCTURE
                                June 30, 1997





                                   Actual                    Pro Forma
                                Amount(000's)    %         Amount(000's)    %

Common Stock:

     Common Stock             $    447,700                  $    447,700
     Other paid-in Capital           2,690                         2,690
     Retained earnings             263,119                       263,119


     Total                         713,509        52.6           713,509  52.6


Preferred stock (5,378,611 shares
     Authorized, 163,784
     Outstanding):

Cumulative preferred stock          16,378                       16,378

     Total                          16,378         1.2           16,378    1.1



First Mortgage Bonds:

     Outstanding, including debt
     Premium and discount, net     489,330                      489,330

     Total                         489,330       36.0           489,330   31.4


Quarterly Income Debt Securities
 (QUIDS)                            44,120        3.2            44,120    2.8
Debt Securities                                                 200,000<1>12.8
Other Long-term obligations         94,371        7.0            94,371    6.1
  Total Long-term Debt and QUIDS   627,821       46.2           827,821   53.1

     Total Capitalization       $1,357,708      100.0        $1,557,708  100.0

Short-term Debt                 $        0                   $        0

<FN1> The sale of up to $200 million of debt securities